SMZR\23171_3
             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549




                         FORM 8-K(A)




      CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934



               Date of Report: October 9, 1996



                 JACOR COMMUNICATIONS, INC.



                          DELAWARE
       (State or Other Jurisdiction of Incorporation)


           0-12404                      31-0978313
   (Commission   File  No.)       (IRS   Employer Identification No.)



                50 East RiverCenter Boulevard
                         12th Floor
                  Covington, Kentucky 41011
                       (606) 655-2267


Item 2.   Acquisition or Disposition of Assets

      On February 27, 1997, Jacor Communications, Inc. ("Jacor") completed its acquisition of Regent Communications, Inc. ("Regent") pursuant to the Agreement and Plan of Merger dated as of October 8, 1996, as amended (the "Merger Agreement") between Jacor and Regent. Such acquisition was previously announced by Jacor in October 1996 and the terms and conditions of the proposed merger of Regent with and into Jacor (the "Merger") were fully described in Jacor's Forms 8-K and 8-K/A filed with the Securities and Exchange Commission on October 23, 1996 and
December 20, 1996, respectively, and in Jacor's Form S-4 Registration Statement, File No.333-21125.

     Having completed the Merger, Jacor acquired 15 stations owned by various Regent subsidiaries in five broadcast areas: Kansas City, Salt Lake City, Las Vegas, Louisville and Charleston, S.C. Jacor also assumed the right to sell advertising time for one station in Louisville and one station in Salt Lake City. In related transactions, Jacor acquired KWNR-FM in Las Vegas from Southwest Radio Las Vegas, Inc. ("SRLV") and the right to acquire KBGO-FM in Las Vegas, both of which stations had been subject to acquisition agreements with Regent prior to the Merger.

      For each of the 3,956,076 outstanding shares of Regent capital stock, Jacor paid $1.26988 in cash, .79565 of a share of Jacor common stock and one warrant to acquire
 .11271 share of Jacor common stock at an exercise price of $40.00 per full share of Jacor common stock. The aggregate
consideration    to   the   Regent   stockholders    equaled
approximately $5.0 million in cash and 3,147,649  shares  of
Jacor  common  stock.   In connection with  Jacor's  related
acquisition of KWNR-FM, Jacor paid the sole stockholder of SRLV, 402,351 shares of Jacor common stock and 480,000 warrants. In the aggregate, the 4,436,076 warrants issued to the Regent stockholders and the sole stockholder of SRLV are exercisable for approximately 500,000 shares of Jacor common stock. For purposes of the Merger and as required by the terms of the Merger Agreement, the stock consideration paid by Jacor was based upon a value of $29.825 per share of Jacor common stock, which amount represented the ten day trading average of the high and low bid prices for Jacor common stock on the Nasdaq National Market through February 24, 1997.

      At the effective time of the Merger, Jacor repaid certain outstanding indebtedness of the acquired entities in the amount of approximately $64.0 million. Jacor also paid $1.5 million of certain expenses incurred by Regent in connection with the Merger and assumed other liabilities and obligations of Regent by virtue of the Merger. Jacor funded all such amounts and the cash paid to the Regent stockholders from cash on hand, primarily from proceeds of its December 1996 offering of 9 3/4% Senior Subordinated Notes, and from borrowings of $30.0 million under Jacor's credit facilities.

Item 5.   Other Events

       Jacor has also recently announced that Jacor subsidiaries entered into definitive agreements to acquire an additional four radio stations. On February 25, 1997, Jacor announced that it had agreed to acquire for $7 million from Auburn Cablevision, Inc. the assets of radio stations WMAX-FM, Ironequoit, New York, WMHX-FM, Canadaigua, New York, and WRCD-FM, Honeoye Falls, New York. On March 3, 1997, a Jacor subsidiary entered into an agreement with EXCL Communications, Inc. to purchase the assets of KOTK-AM, Portland, Oregon, for $8.3 million. These transactions are subject to various conditions, including regulatory approval.

      Jacor has also recently sold two investments acquired by Jacor through its September 1996 acquisition of Citicasters Inc. On February 21, 1997, Jacor announced that it had agreed to sell its investment in warrants of New Corporation for net proceeds of approximately $44.9 million. On March 3, 1997, Jacor announced that it had agreed to sell its interest in Australia's Wonderland Partnership for net proceeds of approximately $9 million. Both sales are pursuant to privately negotiated transactions.

Item 7.   Financial Statements and Exhibits.

      All financial statements required to be filed by Jacor with the Securities and Exchange Commission in connection with the Merger have been previously filed pursuant to Jacor's Form 8-K/A dated December 20, 1996 and Jacor's Form S-4 Registration Statement, File No. 333-21125.

(c)  Exhibits

2.1  Agreement  and  Plan of Merger dated as of  October  8,
     1996 ("Merger Agreement") between Jacor Communications,
     Inc.   and   Regent  Communications,   Inc.   (omitting
     schedules and exhibits not deemed material).*

2.2  Form of Warrant Agreement between Jacor Communications,
     Inc. and KeyCorp Shareholder Services, Inc., as warrant agent (included as Exhibit B to Merger Agreement).*

2.3  Escrow  Agreement  dated as of October  8,  1996  among
     Jacor Communications, Inc., Regent Communications, Inc.
     and PNC Bank, as escrow agent (included as Exhibit H to Merger Agreement).*

2.4  Registration  Rights Agreement dated as of  October  8,
     1996 among Jacor Communications and the parties listed in Schedule I thereto (included as Exhibit I to Merger
     Agreement).*

99.1 Press Release dated October 9, 1996.*

99.2 Press Release dated February 21, 1997.

99.3 Press Release dated February 25, 1997.

99.4 Press Release dated February 28, 1997.

99.5 Press Release dated March 3, 1997.

99.6 Press Release dated March 4, 1997.


*Previously filed upon the initial filing of the Form 8-K relating to the Merger dated October 23, 1996.



Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              JACOR COMMUNICATIONS, INC.



March 7, 1997                 By: /s/ R. Christopher Weber
                                  R. Christopher Weber,
                                 Senior Vice President and
                                 Chief Financial Officer

                        Exhibit 99.2


CONTACT:       Kirk Brewer
               (847) 256-9282



            JACOR SELLS NEWS CORPORATION WARRANTS

COVINGTON, KY, February 21 -- Jacor Communications, Inc. (NASDAQ: JCOR) announced it has agreed to sell its investment in Warrants of News Corporation to a sole purchaser in a privately negotiated transaction. The
Warrants are convertible into 7.25 million Preferred American Depository Receipts of News Corporation.

      Proceeds to Jacor will be approximately $44.9 million, which will be used to finance certain of Jacor's pending acquisitions upon their closing, and for general corporate purposes. Based on the number of Jacor shares outstanding, proceeds of the sale will provide Jacor with cash equivalent to approximately $1.43 per Jacor share.

      Jacor Communications is headquartered in Covington, Kentucky. Including announced pending acquisitions, Jacor owns, operates, represents or provides programming for 122 radio stations in 26 broadcast areas. The company also owns WKRC-TV in Cincinnati. The company has powerful broadcast signals in a wide variety of the locations it serves, and its programming concentrates on creating "foreground" radio in a full range of formats on both the AM and FM dials. Jacor plans to pursue growth through continued acquisitions of complementary stations in its existing broadcast locations, and radio groups or individual stations with significant presence in other attractive locations.

                        #     #     #




                        Exhibit 99.3


CONTACT:       Kirk Brewer
               (847) 256-9282



           JACOR ANNOUNCES TRANSACTION TO PURCHASE
              ASSETS OF THREE NEW YORK STATIONS

COVINGTON, KY, February 25 -- Jacor Communications, Inc. (NASDAQ: JCOR) said today it has entered into an agreement to purchase the assets of WMAX-FM, Irondequoit, New York, WMHX-FM, Canadaigua, New York and WRCD-FM, Honeoye Falls, New York for $7 million from Auburn Cablevision, Inc., which owns WMAX and assigned options on WMHX/WRCD - Auburn Cablevision, Inc. does not own any other radio stations. The transaction is subject to regulatory approval.

      Randy Michaels, Jacor chief executive officer, said, "These stations fit very well with our regional broadcast strategy."

     The broker for the transaction was Blackburn & Company, Inc.

       Jacor Communications, Inc. is headquartered in Covington, Kentucky. Including announced pending acquisitions, Jacor owns, operates, represents or provides programming for 125 radio stations in 28 U.S. broadcast areas. The company also owns WKRC-TV in Cincinnati. Jacor plans to pursue growth through continued acquisitions of complementary stations in its existing broadcast locations, and radio groups or individual stations with significant presence in other attractive locations.

                        #     #     #



                        Exhibit 99.4


Contact:   Kirk Brewer
          (847) 256-9282



             JACOR CLOSES TRANSACTION TO ACQUIRE
                    REGENT COMMUNICATIONS


COVINGTON,  KY,  February 28 -- Jacor  Communications,  Inc.
(NASDAQ: JCOR) today announced it has closed its merger agreement to acquire Regent Communications, Inc.

      Regent, based in Covington, Kentucky, owns 15 radio stations located in five U.S. broadcast areas: Kansas City, Salt Lake City, Las Vegas, Louisville, and Charleston, S.C. In connection with the Regent merger, Jacor also acquired KWNR-FM in Las Vegas and the right to acquire KBGO-FM in Las Vegas. A Jacor subsidiary has provided programming for all of the Regent stations under time brokerage agreements since December 1, 1996. Jacor also assumed the right to sell advertising time for WSJW-FM in Louisville and KBKK-FM in Salt Lake City under joint sales agreements.

      The transaction has received necessary regulatory approvals.

       Jacor acquires Regent for merger consideration consisting of 3.55 million newly issued shares of Jacor common stock, warrants to purchase 500,000 shares of Jacor common stock at $40 per share, approximately $5 million in cash, and the assumption of $64 million of debt and other liabilities.

      Randy Michaels, Jacor chief executive officer, said, "We are very excited about this acquisition, which brings Jacor into four new broadcast areas with multiple station ownership consistent with Jacor's core operating strategy. This increases our presence in Kansas City, and provides us with established clusters of stations in new broadcast areas that hold a great deal of growth potential."

      Jacor Communications is headquartered in Covington, Kentucky. Including announced pending acquisitions, Jacor owns, operates, represents or provides programming for 125 radio stations in 26 broadcast areas. The company also owns WKRC-TV in Cincinnati. The company has powerful broadcast signals in a wide variety of the locations it serves, and its programming concentrates on creating "foreground" radio in a full range of formats on both the AM and FM dials. Jacor plans to pursue growth through continued acquisitions of complementary stations in its existing broadcast locations, and radio groups or individual stations with significant presence in other attractive locations.

Stations Purchased
by Jacor in Regent
Transaction


Kansas City
KMXV-FM
KUDL-FM

Salt Lake City
KALL-AM                       KBKK-FM (JSA)
KKAT-FM
KODJ-FM
KURR-FM
KZHT-FM

Las Vegas
KSNE-FM
KFMS-FM
KWNR-FM
KBGO-FM #

Louisville
WDJX-FM                       WSJW-FM (JSA)
WSFR-FM
WFIA-AM
WVEZ-FM

Charleston, S.C.
WEZL-FM
WXLY-FM


#   Regent  holds  option  to  purchase  station,  currently
operating under a Time Brokerage Agreement.



                        Exhibit 99.5


CONTACT:       Kirk Brewer
               (847) 256-9282


                   JACOR SELLS INTEREST IN
             AUSTRALIA'S WONDERLAND PARTNERSHIP

COVINGTON, KY, March 3 -- Jacor Communications, Inc. (NASDAQ: JCOR) today announced it has agreed to sell its interest in Australia's Wonderland Partnership to Hartford Lane Pty. Limited as Trustee for Sunway Australia Unit Trust.

      Proceeds to Jacor will be approximately US$9 million, which will be used to finance certain of Jacor's pending acquisitions upon their closing, and for general corporate purposes. Based on the number of Jacor shares outstanding, proceeds of the sale will provide Jacor with cash equivalent to approximately 26 cents per Jacor share.

      Jacor Communications is headquartered in Covington, Kentucky. Including announced pending acquisitions, Jacor owns, operates, represents or provides programming for 125 radio stations in 26 broadcast areas. The company also owns WKRC-TV in Cincinnati. The company has powerful broadcast signals in a wide variety of the locations it serves, and its programming concentrates on creating "foreground" radio in a full range of formats on both the AM and FM dials. Jacor plans to pursue growth through continued acquisitions of complementary stations in its existing broadcast locations, and radio groups or individual stations with significant presence in other attractive locations.

                        #     #     #



                        Exhibit 99.6


CONTACT:          Kirk    Brewer             FOR IMMEDIATE RELEASE
                  (847) 256-9282


       JACOR AND EXCL ANNOUNCE JACOR'S TRANSACTION TO
            PURCHASE KOTK-AM IN PORTLAND, OREGON

COVINGTON, KY, March 4, 1997 -- Jacor Communications, Inc. (NASDAQ: JCOR) said today it has entered into an agreement to purchase the assets of KOTK-AM, Portland, OR for $8.3 million from EXCL Communications, Inc. The transaction is subject to regulatory approval.

      Randy Michaels, Jacor chief executive officer, said, "This station fits very well with our regional broadcast strategy."

      Jacor Communications is headquartered in Covington, Kentucky. Including announced pending acquisitions, Jacor owns, operates, represents or provides programming for 126 radio stations in 28 U.S. broadcast areas. The company also owns WKRC-TV in Cincinnati. Jacor plans to pursue growth through continued acquisitions of complementary stations in its existing broadcast locations, and radio groups or individual stations with significant presence in other attractive locations.

                        #     #     #